 EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53278, 333-00837, 333-26333, 333-32030 and 333-58102) of Teltone Corporation of our report dated August 6, 2001 relating to the June 30, 2001 financial statements, which appears in this Form 10-KSB.

Seattle, Washington
September 10, 2002